As filed with the Securities and Exchange Commission on March 25, 2003.
                                              Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                              DATAWATCH CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                      02-0405716
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                175 Cabot Street
                                    Suite 503
                           Lowell, Massachusetts 01854
               (Address of Principal Executive Offices) (Zip Code)

                      ------------------------------------

                      Datawatch Corporation 1996 Stock Plan
                            (Full Title of the Plan)

                      ------------------------------------

                                Robert W. Hagger
                      President and Chief Executive Officer
                              Datawatch Corporation
                                175 Cabot Street
                                    Suite 503
                           Lowell, Massachusetts 01854
                     (Name and Address of Agent for Service)
                                 (978) 441-2200
          (Telephone Number, Including Area Code, of Agent For Service)

                      ------------------------------------

                                    Copy to:
                          William B. Simmons, Jr., Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

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
================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                             Proposed    Proposed
                                                             Maximum     Maximum
                                              Amount         Offering   Aggregate     Amount of
Title of Each Class of                        To Be         Price Per    Offering    Registration
Securities To Be Registered                 Registered        Share       Price          Fee
---------------------------------------  ----------------- ----------- ------------ -------------
DATAWATCH CORPORATION 1996 STOCK PLAN
Common Stock (par value $.01 per share)  129,600 shares(1)   $2.81(2)   $364,176(2)   $29.47(3)
-------------------------------------------------------------------------------------------------

(1) An additional 129,600 shares of Common Stock have been authorized for issuance pursuant to the Registrant's 1996 Stock Plan, as amended, and such additional shares are being registered hereby. Upon the filing and effectiveness of this Registration Statement on Form S-8, the total number of shares of Common Stock registered pursuant to the 1996 Stock Plan, as amended, will be 624,000 shares. This Registration Statement shall also cover any additional shares of Common Stock which become issuable upon exercise of options granted under the Registrant's 1996 Stock Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of the Registrant.

(2) The exercise price of options issued pursuant to the 1996 Stock Plan is determined at the time of grant. None of the shares being registered hereunder are subject to outstanding options. Accordingly, the proposed maximum offering price per share of $2.81 per share, which is the average of the high and low prices of the Common Stock of the Registrant reported on the Nasdaq National Market System on March 21, 2003, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h).

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     This Registration Statement registers additional securities of the same class as other securities for which Registration Statement Nos. 333-39627, 333-34312, 333-57244 and 333-84312 on Form S-8 as filed with the Securities and Exchange Commission on November 6, 1997, April 7, 1999, March 19, 2001 and March 14, 2002 relating to the Datawatch Corporation 1996 Stock Plan are effective. Pursuant to General Instruction E of Form S-8, the contents of the above-listed Registration Statements are incorporated by reference herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to General Instruction E, the information contained in Items 4 through 7 and Item 9 of Part II of the Registration Statement No. 333-39627 on Form S-8, and Items 3 of Part II of the Registration Statement No. 333-3412, 333-57244 and 333-84312, as each pertains to the 1996 Stock Plan is incorporated by reference herein.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Datawatch Corporation (the "Registrant") (File No. 000-19660) with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated in this Registration Statement by reference as of their respective dates:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 filed pursuant to the Exchange Act which contains audited financial statements for the fiscal year ended September 30, 2002.

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002.

     (c) All other documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

     (d) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form S-1, SEC File No. 33-46290, as amended, which was incorporated by reference in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.

      Exhibit No.   Description of Exhibit
      -----------   ----------------------

         4.1 Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-46290) previously filed with the Commission and incorporated herein by reference).

         4.2 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to the Annual Report on Form 10-K for the fiscal year ended September 30, 2001 previously filed with the Commission and incorporated herein by reference).

         4.3 By-Laws of the Registrant (filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (File No. 33-46290) previously filed with the Commission and incorporated herein by reference).

         4.4 Specimen certificate representing Common Stock of the Registrant (filed as Exhibit 4.4 to the Registrant's Registration Statement on Form S-1 (File No. 33-46290) previously filed with the Commission and incorporated herein by reference).

         4.5 Datawatch Corporation 1996 Stock Plan, as amended (filed as Appendix A to the Registrant's Proxy Statement on Form 14a previously filed with the Commission on January 27, 2003 and incorporated herein by reference).

         5.1        Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

         23.1       Consent of Testa, Hurwitz & Thibeault, LLP (contained in
                    Exhibit 5.1).

         23.2       Consent of Deloitte & Touche LLP (filed herewith).

         24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Datawatch Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, Commonwealth of Massachusetts, on this 25th day of March, 2003.

                                    DATAWATCH CORPORATION

                                    By: /s/ Robert W. Hagger
                                        ----------------------------------
                                        Robert W. Hagger
                                        President, Chief Executive Officer
                                        and Director


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Datawatch Corporation, hereby severally constitute and appoint Robert W. Hagger and Alan R. MacDougall, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Datawatch Corporation, to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                             TITLE(S)                       DATE
     ---------                             --------                       ----
/s/ Robert W. Hagger           President, Chief Executive Officer     March 25, 2003
--------------------------     and Director (Principal Executive
Robert W. Hagger               Officer)


/s/ Alan R. MacDougall         Vice President Finance, Chief          March 25, 2003
--------------------------     Financial Officer, Treasurer
Alan R. MacDougall             and Assistant Secretary (Principal
                               Financial and Accounting Officer)


/s/ Kevin Morano               Director                               March 25, 2003
--------------------------
Kevin Morano


/s/ Richard de J. Osborne      Chairman of the Board of Directors     March 25, 2003
--------------------------
Richard de J. Osborne


/s/ Terry W. Potter            Director                               March 25, 2003
--------------------------
Terry W. Potter


/s/ David T. Riddiford         Director                               March 25, 2003
--------------------------
David T. Riddiford


/s/ James Wood                 Director                               March 25, 2003
--------------------------
James Wood

                                 Exhibit Index

      Exhibit No.   Description of Exhibit
      -----------   ----------------------

         4.1 Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-46290) previously filed with the Commission and incorporated herein by reference).

         4.2 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to the Annual Report on Form 10-K for the fiscal year ended September 30, 2001 previously filed with the Commission and incorporated herein by reference).

         4.3 By-Laws of the Registrant (filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (File No. 33-46290) previously filed with the Commission and incorporated herein by reference).

         4.4 Specimen certificate representing Common Stock of the Registrant (filed as Exhibit 4.4 to the Registrant's Registration Statement on Form S-1 (File No. 33-46290) previously filed with the Commission and incorporated herein by reference).

         4.5 Datawatch Corporation 1996 Stock Plan, as amended (filed as Appendix A to the Registrant's Proxy Statement on Form 14a previously filed with the Commission on January 27, 2003 and incorporated herein by reference).

         5.1        Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

         23.1       Consent of Testa, Hurwitz & Thibeault, LLP (contained in
                    Exhibit 5.1).

         23.2       Consent of Deloitte & Touche LLP (filed herewith).

         24.1 Power of Attorney (included as part of the signature page to this Registration Statement).